UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 29, 2006

CRA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	000-24049	04-2372210
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	file number)	identification no.)

200 Clarendon Street, Boston, Massachusetts	02116
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (617) 425-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                            Entry into a Material Definitive Agreement.

On August 29, 2006, our Board of Directors established a new committee of the Board, referred to as the Strategic Planning Committee.  The Strategic Planning Committee is responsible for making recommendations to our Board regarding our strategic planning direction and process, including corporate level strategic planning, assessment of interactions among our different practice groups and geographies, strategic planning of our practice level groups and geographies, identifying and assessing the performance of various of our practice areas, evaluating our acquisition process and results, and coordinating input of our Board into the planning of our annual strategic session involving our Board and our senior management.

The initial members of the Strategic Planning Committee are: Carl Shapiro (Chair); Basil L. Anderson; James C. Burrows; Franklin M. Fisher; and Steven C. Salop.

Our Board approved the following compensation for members of the Strategic Planning Committee:

•              the chair of the Strategic Planning Committee will receive from us $12,000 per calendar year, payable quarterly;

•              each other non-employee member of the Strategic Planning Committee will receive from us $5,000 per calendar year, payable quarterly; and

•              each non-employee member of the Strategic Planning Committee will receive from us a meeting fee of $2,000 for each meeting he attends, whether in person or by telephone.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRA INTERNATIONAL, INC.

Dated: August 30, 2006	By:	/s/ Wayne D. Mackie
Wayne D. Mackie
Vice President, Treasurer, and Chief Financial Officer